Exhibit 99.1

NEWS RELEASE	Gerber Scientific, Inc. 24 Industrial Park Road West Tolland, CT 06084 USA 860-870-2890 phone 860-870-2891 fax www.gerberscientific.com

For Immediate Release

GERBER SCIENTIFIC, INC. ANNOUNCES EXPIRATION OF THE “GO SHOP” PERIOD

TOLLAND, CT – July 26, 2011 – Gerber Scientific, Inc. (NYSE: GRB) (the “Company” or “Gerber Scientific”), today announced the expiration of the 45-day “go shop” period pursuant to the terms of the previously announced merger agreement dated as of June 10, 2011 among the Company, Vector Knife Holdings (Cayman), Ltd. and Knife Merger Sub, Inc. (the “Merger Agreement”).

During the “go shop” process, the Company was permitted to initiate, solicit and encourage alternative acquisition proposals from third parties and provide non-public information to and enter into discussions or negotiations with third parties with respect to alternative acquisition proposals for a period of 45 calendar days continuing through July 25, 2011.

At the direction and under the supervision of the Company’s Board of Directors, RA Capital Advisors, LLC, financial advisor to the Company’s Board of Directors (“RA Capital”), conducted the “go shop” process on behalf of the Company. RA Capital engaged in an active and extensive solicitation of 36 parties that RA Capital advised the Company might be capable of and interested in pursuing a transaction with the Company, which resulted in three parties negotiating and entering into confidentiality agreements with the Company. Despite these efforts, the Company did not receive any alternative acquisition proposals during the 45-day “go shop” period.

The Board of Directors has scheduled a special meeting of the Company’s shareholders to consider and vote upon, among other things, a proposal to approve the Merger Agreement on August 18, 2011 at the Hilton Hartford Hotel, Hartford, Connecticut at 10:00 a.m. local time.

About Gerber Scientific, Inc.
Gerber Scientific, Inc. (http://www.gerberscientific.com) is a leading international supplier of sophisticated automated manufacturing systems for the sign making, specialty graphics, packaging, apparel and industrial industries.  Headquartered in Tolland, Connecticut, the Company operates through three primary businesses:  Gerber Scientific Products, Spandex and Gerber Technology.

Important Information

The Company has filed with the Securities and Exchange Commission (the “SEC”) and mailed to its shareholders a definitive proxy statement regarding the proposed acquisition of the Company by Vector Capital Corporation (“Vector”). Investors and security holders are urged to read the definitive proxy statement relating to such acquisition and any other relevant documents filed with the SEC because they contain important information. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents that the Company files with the SEC from the SEC’s website at www.sec.gov and the Company’s website at www.gerberscientific.com. In addition, the definitive proxy statement and other documents filed by the Company with the SEC may be obtained from the Company free of charge by directing a request to Gerber Scientific, Inc., c/o Investor Relations, 24 Industrial Park Road West, Tolland, CT  06084 USA, telephone: 860-870-2890.

Certain Information Regarding Participants

The Company, its directors, executive officers and certain employees may be deemed to be participants in the solicitation of the Company’s security holders in connection with the proposed acquisition of the Company by Vector. Security holders may obtain information regarding the names, affiliations and interests of such individuals in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2011, which was filed with the SEC on June 29, 2011. Additional information regarding the interests of such individuals can also be obtained from the definitive proxy statement relating to the proposed acquisition of the Company by Vector. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and the Company’s website at www.gerberscientific.com.

Forward-looking Statements

Any statements in this news release not relating to historical matters are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as “anticipates,” “will,” “could,” “should,” “believes,” “expects,” “estimates,” “intends,” “plans,” “projects,” and similar expressions, may identify such forward-looking statements. The forward-looking statements contained in this news release involve risks and uncertainties regarding the Company’s expected financial condition, results of operations and cash flows. For information identifying other important economic, political, regulatory, legal, technological, competitive and other uncertainties, readers are referred to the Company’s filings with the SEC, including but not limited to, the information included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2011, which outlines certain important risks regarding the Company’s forward-looking statements, as well as information included in subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These risks include, but are not limited to, delays in the Company’s new product development and commercialization, intense competition in markets for each of the Company’s operating segments, rapid technological advances, availability and cost of raw materials, adverse economic and credit market conditions, volatility in foreign currency exchange rates, fluctuations in interest rates and the parties’ ability to consummate the proposed acquisition of the Company by Vector. Actual future results or events may differ materially from these forward-looking statements. The forward-looking statements contained in this release are made as of the date of this release and the Company expressly disclaims any obligation to update any of these forward-looking statements, except as required by law.

Contacts:
Michael R. Elia, Exec. VP and CFO	Melodye Demastus, Investor Relations
Tele: 860-870-2890	Tele: 614.771.8810
mdemastus@columbus.rr.com

Robert E. Swadosh, Media Relations
Tele: 212-922-0900
rswadosh@dgi-nyc.com

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